Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated March 25, 2026 relating to the consolidated financial statements of LEEF Brands, Inc. (the “Company”) in this Amendment No. 1 to Form 10 (File No. 000-56824) and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

March 25, 2026